Plan Admin – CFST II

As of June 21, 2017

Columbia Funds Series Trust II is a Massachusetts business trust:

EXHIBIT A

Funds	Class
Columbia Funds Series Trust II
Columbia Absolute Return Currency and Income Fund	K
Columbia Asia Pacific-ex Japan Fund	K
Columbia Capital Allocation Aggressive Portfolio	K
Columbia Capital Allocation Conservative Portfolio	K
Columbia Capital Allocation Moderate Portfolio	K
Columbia Commodity Strategy Fund	K
Columbia Disciplined Core Fund	K
Columbia Disciplined Growth Fund	K
Columbia Disciplined Value Fund	K
Columbia Diversified Equity Income Fund	K
Columbia Dividend Opportunity Fund	K
Columbia Emerging Markets Bond Fund	K
Columbia European Equity Fund	K
Columbia Flexible Capital Income Fund	K
Columbia Floating Rate Fund	K
Columbia Global Bond Fund	K
Columbia Global Infrastructure Fund	K
Columbia Global Opportunities Fund	K
Columbia Government Money Market Fund	K
Columbia High Yield Bond Fund	K
Columbia Income Builder Fund	K
Columbia Income Opportunities Fund	K
Columbia Inflation Protected Securities Fund	K
Columbia Limited Duration Credit Fund	K
Columbia Select Equity Value Fund	K
Columbia Select Global Equity Fund	K
Columbia Small/Mid Cap Value Fund	K
Columbia Select Large-Cap Value Fund	K
Columbia Select Smaller-Cap Value Fund	K
Columbia Seligman Communications and Information Fund	K
Columbia Seligman Global Technology Fund	K
Columbia U.S. Government Mortgage Fund	K

Plan Admin – CFST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Exhibit A as of June 21, 2017.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Lyn Kephart-Strong
President

Plan Admin – CFST II

EXHIBIT B

PLAN ADMINISTRATION SERVICES

In exchange for the Plan Administration Fee payable on the share classes of the Funds, as set forth on Exhibit C, CMIS shall enter into agreements with third party administrators to provide Plan Administration Services that may include, but are not limited to, the following:

Plan Implementation and Conversion Services such as:

Design, provide, prepare or amend plan documents

Collect historical data

Set-up plan on recordkeeping system

Coordinate transfer of assets

Prepare and submit plan Internal Revenue Service filings

Prepare summary plan description and summaries of material modification

Prepare participant enrollment kits

Conduct plan education and enrollment meetings

Recordkeeping Services such as:

Administer participant contributions

Administer employer contributions

Administer participant forfeitures

Administer participant withdrawals

Administer dividends, capital gains and interest payments

Administer investment net asset value fluctuations

Administer investment allocations

Balance or reconcile transactions

Administer vesting schedules

Plan Maintenance Services such as

Review employee and participant data

Conduct or administer discrimination testing

Conduct or administer top heavy testing

Monitor section 402(g) compliance

Monitor section 415 compliance

Prepare or provide data for annual reports and Form 5500s

Conduct compliance consulting

Plan and Participant Reports such as:

Periodic participant statements

Participant activity reports

Periodic plan or trust statements

Administrative Services such as:

Provide distribution options

Provide and administer forms

Administer qualified domestic relations orders

Plan Admin – CFST II

Administer loans

Administer rollovers

Withhold taxes

Prepare and transmit tax forms

Issue checks

Administer asset transfers

Education Activities such as:

Create or make available plan education material

Develop or provide programs designed to increase plan participation

Help participants consider investment/retirement goals

Provide general or customized plan education programs

Provide retirement readiness education material

Provide personalized statements

Support retirement education software, such as Morningstar Clear Future

Offer face to face education seminars

Create or distribute participant educational newsletters

Create or provide plan signage or posters

Plan Sponsor Education Services such as:

Provide plan or investment option information to plan sponsors

Website and Inter-active Voice Response (IVR) System Maintenance Services such as:

Establish, maintain or improve plan website and IVR systems

Plan Admin – CFST II

As of November 1, 2012

EXHIBIT C

SHARE CLASS	FEE
Class K	0.25%